CERTIFIED COPY OF RESOLUTION AMENDING BYLAWS

COUNTRY GROWTH FUND, INC.
COUNTRY ASSET ALLOCATION FUND, INC.
COUNTRY TAX EXEMPT BOND FUND, INC.
COUNTRY TAXABLE FIXED INCOME SERIES FUND, INC.

RESOLVED, that the Articles of Incorporation and Bylaws of each of the following companies be amended to change the name of each company as follows:

               CURRENT NAME                         NEW NAME
IAA Trust Growth Fund, Inc.                  Country Growth Fund, Inc.
IAA Trust Asset Allocation Fund, Inc.        Country Asset Allocation Fund, Inc.
IAA Trust Tax Exempt Bond Fund, Inc.         Country Tax Exempt Bond Fund, Inc.
IAA Trust Taxable Fixed Income Series        Country Taxable Fixed Income Series
    Fund, Inc.                                       Fund, Inc.

and Be It FURTHER RESOLVED, that the names of each of the Series of the IAA Trust Taxable Fixed Income Series Fund, Inc. be changed as follows:

               CURRENT NAME                          NEW NAME
IAA Trust Money Market Fund                  Country Money Market Fund
IAA Trust Long-Term Bond Fund                Country Long-Term Bond Fund
IAA Trust Short-Term Government              Country Short-Term Government
    Bond Fund                                        Bond Fund

and Be It FURTHER RESOLVED, that the officers of this Company are authorized to make such filings and take such other actions as are necessary to fulfill the terms of these resolutions.

The undersigned, Paul M. Harmon, hereby certifies that he is the duly elected and acting Secretary of the above reference companies and that the foregoing is a true and correct copy of a resolution adopted by the Boards of Directors of said corporations at a duly convened meeting of the Boards, a quorum being present, held on September 25, 2000, and entered upon the regular minute book of the said corporation, and which is now in full force and effect and as of the date hereof has not been rescinded, revised, revoked, or amended, in whole or in part.

            IN WITNESS WHEREOF, I have executed this Certificate and have caused the seal of said corporation to be hereunto affixed this 6th day of October, 2000.
                         /s/ Pau. M. Harmon
                         ------------------
                         Paul M. Harmon, Secretary